EXHIBIT 2


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                             SHAREHOLDER AGREEMENT



                                     among



                     E. I. DU PONT DE NEMOURS AND COMPANY,



                        PURPLE ACQUISITION CORPORATION,



                    J. KELLEY WILLIAMS, Individually and as
               Trustee of the J. KELLEY WILLIAMS REVOCABLE TRUST
                                U/A/D 7/12/91,



                             JEAN P. WILLIAMS, as
                Trustee of the JEAN P. WILLIAMS REVOCABLE TRUST
                                U/A/D 7/12/91,



                                GREENUP, L.P.,



                                      and



                              JKW HOLDINGS, INC.



                           Dated as of July 23, 2002





================================================================================

                               TABLE OF CONTENTS

                                                                         Page

SECTION 1.  Representations and Warranties of the Shareholder.............1
SECTION 2.  Representations and Warranties of Parent and Sub..............3
SECTION 3.  Covenants of the Shareholder..................................4
SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy..............5
SECTION 5.  Further Assurances............................................5
SECTION 6.  Certain Events................................................6
SECTION 7.  Assignment....................................................6
SECTION 8.  Termination...................................................6
SECTION 9.  General Provisions............................................6
SECTION 10. Enforcement...................................................8
SECTION 11. Shareholder Capacity .........................................8

                         SHAREHOLDER AGREEMENT dated as of July 23, 2002 (this
                    "Agreement"), among E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation ("Parent"), PURPLE ACQUISITION CORPORATION, a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), J. Kelley Williams, individually ("JKW") and as Trustee of the J. Kelley Williams Revocable Trust U/A/D 7/12/91 ("JKW Trust"), Jean
                    P. Williams, as Trustee of the Jean P. Williams Revocable Trust U/A/D 7/12/91 ("JPW Trust"), JKW Holdings, Inc., a Mississippi corporation ("JKW Corp") and Greenup, L.P., a Mississippi limited partnership ("Greenup") (JKW, JKW Trust, JPW Trust, JKW Corp and Greenup are collectively referred to herein as the "Shareholder").

          WHEREAS Parent, Sub and ChemFirst Inc., a Mississippi corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS the Shareholder owns (of record and beneficially), or is the trustee of one or more trusts that are the record holders of, and whose beneficiaries are the beneficial owners of, the number of shares of capital stock of the Company set forth on Schedule A hereto (such shares of capital stock of the Company being referred to herein as the Shareholder's "Original Shares"; the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by the Shareholder, after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the Shareholder's "Subject Shares"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have required that the Shareholder enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          SECTION 1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent and Sub as follows:

          (a) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except to the extent enforceability may be subject to general principles of equity or limited by bankruptcy, insolvency, fraudulent conveyance or similar laws. If the Shareholder is a trustee under one or more trusts, none of such trusts requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. The execution and delivery by the Shareholder of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by the Shareholder with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both), or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license to which the Shareholder is a party or any of his or its properties or assets is subject or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Shareholder or his properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated by this Agreement or the compliance by the Shareholder with the provisions of this Agreement, except for (1) the filing of a report under the HSR Act and similar filings under any other applicable competition, merger control, antitrust or similar law, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of the Shareholder to perform his obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement.

          (b) The Subject Shares. The Shareholder is the record and beneficial owner of, or is the trustee of one or more trusts that are the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares, free and clear of any Liens, other than those Liens set forth on Schedule B hereto. Other than as set forth on Schedule B hereto, (1) the Shareholder does not own (of record or beneficially) any shares of capital stock of the Company or any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company, (2) the Shareholder has the sole right to vote and Transfer (as defined in Section 3(c)) the Subject Shares, and (3) the Subject Shares are not subject to any proxies, voting trust or other agreement, understanding, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, in each case, except as set forth in Sections 3 and 4 of this Agreement.

          SECTION 2. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Shareholder as follows:

          (a) Organization and Authority. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as presently conducted.

          (b) Authorization; Noncontravention. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due execution and delivery by the Shareholder, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery by Parent and Sub of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or by-laws of Parent or the articles of incorporation or by-laws of Sub, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license to which Parent or Sub is a party or any of their respective properties or assets is subject or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
(B) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the compliance by Parent or Sub with the provisions of this Agreement, except for (1) the filing of a report under the HSR Act and similar filings under any other applicable competition, merger control, antitrust or similar law, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and
(3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

          SECTION 3. Covenants of the Shareholder. The Shareholder covenants and agrees as follows:

          (a) At any meeting of the shareholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) all the Subject Shares in favor of, and shall consent to (or cause to be consented to), the approval of the Merger Agreement, the Merger and the terms thereof and each of the other transactions contemplated by the Merger Agreement. For avoidance of doubt, this provision shall not apply to any Subject Shares that cease to be owned by the Shareholder following the exercise of rights by third parties under the agreements listed on Schedule B(2) hereto.

          (b) At any meeting of the shareholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) of the shareholders of the Company is sought, the Shareholder shall vote (or cause to be voted) all the Subject Shares against, and shall not consent to (and shall cause not to be consented to with respect to the Subject Shares), any of the following: (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (ii) any Takeover Proposal or (iii) any amendment of the Company's articles of incorporation or by-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction would in any manner impede, frustrate, prevent or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or change in any manner the voting rights of the holders of Company Common Stock (collectively, "Frustrating Transactions"). For avoidance of doubt, this provision shall not apply to any Subject Shares that cease to be owned by the Shareholder following the exercise of rights by third parties under the agreements listed on Schedule B(2) hereto.

          (c) Except for liens, security interests or transfers in connection with loans secured by the Subject Shares, the Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, option, instrument, arrangement, understanding, obligation or undertaking, with respect to the

Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a shareholder agreement with Parent and Sub on terms substantially identical to the terms of this Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions, other than pursuant to this Agreement. The Shareholder shall not, nor shall the Shareholder permit any entity under the Shareholder's control to, deposit any Subject Shares in a voting trust.

          SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy. (a) The Shareholder hereby irrevocably grants to, and appoints, Parent, Sub and any individual designated in writing by Parent, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote all of the Subject Shares, or grant a consent or approval in respect of the Subject Shares, (i) in favor of the approval of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal or other Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement. The Shareholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. For avoidance of doubt, this provision shall not apply to any Subject Shares that cease to be owned by the Shareholder following the exercise of rights by third parties under the agreements listed on Schedule B(2) hereto.

          (b) The Shareholder represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

          (c) The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 79-4-7.22 of the MBCA.

          (d) The proxy granted in this Section 4 shall automatically expire upon the termination of this Agreement.

          SECTION 5. Further Assurances. The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or Sub may request for the purpose of effectuating the matters covered by this Agreement, including with respect to the grant of the proxy set forth in
Section 4.

          SECTION 6. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Original Shares and the number of Subject Shares listed on Schedule A hereto shall be adjusted appropriately. In addition, in the event that the Shareholder acquires any additional shares of capital stock of the Company or other voting securities of the Company (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by the Shareholder (including through the exercise of any warrants, stock options or similar instruments).

          SECTION 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party hereto, except that each of Parent and Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent or Sub, as applicable. Any purported assignment in violation of this Section 7 shall be null and void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

          SECTION 8. Termination. This Agreement shall terminate upon the earlier to occur of (x) the Effective Time or (y) the termination of the Merger Agreement in accordance with its terms. No termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

          SECTION 9. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          (b) Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent or Sub in accordance with Section 8.02 of the Merger Agreement and to the Shareholder at the following address (or at such other address for a party as shall be specified by like notice):

          Attention:

               o J. Kelley Williams, Individually and as Trustee of the J. KELLEY WILLIAMS REVOCABLE TRUST U/A/D 7/12/91

               o Jean P. Williams, as Trustee of the JEAN P. WILLIAMS REVOCABLE TRUST U/A/D 7/12/91
               o    JKW Holdings, Inc.
               o    Greenup, L.P.

                   c/o Baker Donelson Bearman & Caldwell
                   4268 I-55 North, Meadowbrook Office Park
                   Jackson, Mississippi 39211
                   Attn:  William S. Painter, Esq.
                   Fax: (601) 592-2425

          (c) Interpretation. When a reference is made in this Agreement to a party or to a Section or Schedule, such reference shall be to a party to, or a Section of or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The representations, warranties and covenants contained herein shall be deemed to be made severally, and not jointly, by each of JKW, JKW Trust, JPW Trust, JKW Corp and Greenup solely with respect to the Subject Shares owned by such person beneficially or of record.

          (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) other than the persons specified as proxies in Section 4, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law of such State.

          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

          SECTION 11. Shareholder Capacity. The Shareholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company. The Shareholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of one or more trusts that are the record holder of, and whose beneficiaries are the beneficial owners of, the Subject Shares and nothing herein shall limit or affect any actions taken by the Shareholder in his capacity as an officer or director of the Company.

          IN WITNESS WHEREOF, each of Parent and Sub have caused this Agreement to be signed by its officer thereunto duly authorized and the Shareholder has signed this Agreement, all as of the date first written above.

                                             E. I. DU PONT DE NEMOURS AND
                                             COMPANY,

                                             by
                                                 /s/ Robert M. Reardon
                                                 ----------------------
                                                 Name: Robert M. Reardon
                                                 Title: Director - Mergers &
                                                        Acquisitions


                                             PURPLE ACQUISITION CORPORATION,

                                             by
                                                 /s/ Robert M. Reardon
                                                 ---------------------
                                                 Name: Robert M. Reardon
                                                 Title: President


                                             SHAREHOLDER:

                                                 /s/ J. Kelley Williams
                                                 ----------------------
                                                 J. Kelley Williams

                                                 J. Kelley Williams Revocable
                                                 Trust U/A/D 7/12/91


                                             By: /s/ J. Kelley Williams
                                                 -----------------------
                                                 J. Kelley Williams, Trustee

                                                 Jean P. Williams Revocable
                                                 Trust U/A/D 7/12/91


                                             By: /s/ Jean P. Williams
                                                 ---------------------
                                                 Jean P. Williams, Trustee
                                                 Greenup, L.P.

                                        By:  J. Kelley Williams Revocable Trust
                                             U/A/D 7/12/91, a General Partner


                                        By: /s/ J. Kelley Williams
                                            -----------------------
                                            J. Kelley Williams, Trustee

                                        and

                                        By:  Jean P. Williams Revocable Trust
                                             U/A/D 7/12/91, a General Partner


                                        By: /s/ Jean P. Williams
                                            --------------------
                                            Jean P. Williams, Trustee

                                        JKW Holdings, Inc.


                                        By: /s/ J. Kelley Williams
                                            -----------------------
                                            J. Kelley Williams, President

                                  SCHEDULE A

                                            Number of
                         Number of       Original Shares        Number of      Number of Subject   Number of Subject
                      Original Shares         Owned          Original Shares    Shares Owned of       Shares Owned
       Owner          Owned of Record      Beneficially     Subject to Liens         Record           Beneficially



J. Kelley Williams
Revocable Trust -
PaineWebber               356,601           356,601             135,538



J. Kelley Williams
Revocable Trust -
Merrill Lynch            215,313           215,313             165,000

JKW Holdings,
Inc. - PaineWebber       165,000           165,000

Greenup, LP -
PaineWebber              400,000           400,000             400,000

Jean P. Williams
Revocable Trust -
PaineWebber               61,750            61,750
